Exhibit 99.1

Filed by: Supernus Pharmaceuticals, Inc.

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Supernus Pharmaceuticals, Inc.

Commission File No. 001-35518

Date: August 3, 2026